Exhibit 1.4

[Translation]

Established on June 27, 1994
Amended on May 8, 1998
Amended on June 24, 1998
Amended on May 1, 2002
Amended on June 20, 2002
Amended on June 18, 2004
Amended on December 21, 2004
Amended on April 28, 2006
Amended on July 27, 2006

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

NTT DoCoMo, Inc.

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Article 1.	(Purpose)

1. These Regulations shall govern the matters concerning the Board of Corporate Auditors pursuant to the relevant laws and regulations and Article 27, paragraph 2 of the Articles of Incorporation.

Article 2.	(Composition)

1. The Board of Corporate Auditors shall be composed of all the Corporate Auditors.

2. The Board of Corporate Auditors shall appoint full-time Corporate Auditors

3. In addition to the preceding paragraph, the Board of Corporate Auditors shall appoint a Chairman of the Board of Corporate Auditors and a Designated Corporate Auditor as defined in Articles 6 and 7.

Article 3.	(Purpose of the Board of Corporate Auditors)

1. The Board of Corporate Auditors shall receive a report concerning important matters, deliberate or make resolutions; provided however, that foregoing does not preclude any Corporate Auditor from exercising his/her authority.

Article 4.	(Duties of the Board of Corporate Auditors)

1. The Board of Corporate Auditors shall perform the following duties; provided, however, that the decision in sub-paragraph 3) may not preclude any Corporate Auditor from exercising his/her authority:

1)	to prepare audit reports;
2)	to appoint and remove of full-time Corporate Auditors; and
3)	to decide audit policy, method of investigating the status of the operation and financial status of the Company, and other matters regarding the execution of the duties of the Corporate Auditor.

Article 5.	(Appointment and removal of Full-Time Corporate Auditors)

1. The Board of Corporate Auditors shall appoint by its resolution the full-time Corporate Auditors from among the Corporate Auditors, and shall remove by its resolution the full-time Corporate Auditors as well.

Article 6.	(Chairman)

1. The Board of Corporate Auditors shall appoint by its resolution the Chairman from among the Corporate Auditors.

2. The Chairman of the Board of Corporate Auditors shall perform the duties set out in Article 9, paragraph 1 and other duties entrusted by the Board of Corporate Auditors; provided, however, that the Chairman may not preclude any Corporate Auditor from exercising his/her authority.

3. When the Chairman of the Board of Corporate Auditor is absent or otherwise unable to perform his/her duties, other Corporate Auditors appointed in accordance with the order predefined by the Board of Corporate Auditors shall perform the duties of the Chairman on his/her behalf.

Article 7.	(Designated Corporate Auditor)

1. The Board of Corporate Auditors shall appoint a person who performs the following duties (hereinafter “Designated Corporate Auditor) by its resolution:

1)	to receive from the Directors and then to deliver to other Corporate Auditors a business report and supplementary schedules thereof and financial statements which are to be received by each of the Corporate Auditor;
2)	to notify a Director who is designated to receive it (hereinafter “Designated Director) of the contents of the audit reports prepared by the Board of Corporate Auditors regarding the business report and supplementary schedules thereof;
3)	to agree with the Designated Director on the date when the notification as set out in the preceding sub-paragraph shall be made;

4)	to receive from the Independent Auditors a notification of the contents of financial audit reports and then to notify the other Corporate Auditors thereof;
5)	to notify the Designated Director and the Independent Auditors of the audit reports prepared by the Board of Corporate Auditors regarding the financial statements; and
6)	to agree with the Designated Director and the Independent Auditors on the date when the notification as set out in the preceding sub-paragraph shall be made.

2. The Board of Corporate Auditors shall appoint one (1) Designated Corporate Auditor from among the full-time Corporate Auditors.

3. When the Designated Corporate Auditor is absent or otherwise unable to perform his/her duties, other Corporate Auditors appointed in accordance with the order predefined by the Board of Corporate Auditors shall perform the duties of the Designated Corporate Auditor on his/her behalf.

Article 8.	(Meetings to be Held)

1. The meeting of the Board of Corporate Auditors shall be held once every month as a general rule; provided, however, that an extraordinary meeting of the Board of Corporate Auditors may be held from time to time whenever necessary.

2. The meeting of the Board of Corporate Auditors shall be held with the physical attendance of the Corporate Auditors, as a general rule; provided, however, that, if their physical attendance is difficult they may attend by telephone. When they use a telephone conference facility, they shall notify the Person Entitled to Convene Meetings.

Article 9.	(Convener)

1. The meetings of the Board of Corporate Auditor shall be convened and presided over by the Chairman of the Board of Corporate Auditors.

2. Any Corporate Auditors may request the Chairman to convene meetings of the Board of Corporate Auditors.

3. If the Chairman does not convene the meetings of the Board of Corporate Auditors in spite of the request made pursuant to the preceding paragraph, the Corporate Auditor who has requested may convene and preside over the meeting.

Article 10.	(Procedures for Convocation)

1. In order to convene a meeting of the Board of Corporate Auditors, a notice thereof shall be dispatched to each Corporate Auditor at least three (3) days prior to the date of the meeting; provided, however, that such period may be shortened if so required in urgent cases.

2. If the unanimous consent of all Corporate Auditors is obtained, a meeting of the Board of Corporate Auditors may be held without following the procedures of convening meetings.

Article 11.	(Method of Resolution)

1. The resolution of a meeting of the Board of Directors shall be adopted by a majority of all Corporate Auditors.

2. When resolving, the Board of Corporate Auditors shall deliberate based on adequate materials.

Article 12.	(Resolution of Auditing Principles, etc.)

1. Auditing principles, audit plans, methods of audit and sharing of audit operations, etc., shall be determined by resolution of the Board of Corporate Auditors.

2. In addition to the matters set out in the preceding paragraph, the Board of Corporate Auditors may resolve any other matters deemed to be necessary to perform the duties of the Corporate Auditors, such as the budgeting of audit expenses.

3. The Board of Corporate Auditors shall make resolutions on the substance of the following systems and shall request the Directors to develop the said systems:

1)	matters relating to the employees who assist the duties of the Corporate Auditors;
2)	matters relating to the independence of the employees set out in the preceding sub-paragraph from the Directors;

3)	a system for the Directors and employees to report to the Corporate Auditors, and other systems for the Corporate Auditors to be reported; and
4)	other systems to ensure that the audit by the Corporate Auditors be performed effectively.

Article 13.	(Regular meetings with the Representative Directors, etc.)

1. The Board of Corporate Auditors shall have regular meetings with the Representative Directors to try to deepen the mutual understanding between it and the Representative Directors by exchanging views on problems that the Company should deal with, on the status of the establishment of the work environment for the Corporate Auditors’ audits, and on significant problems involving audits, and also by making requests to the Representative Directors when they are deemed necessary.

2. The Board of Corporate Auditors shall present appropriate explanations to the Representative Directors and the Board of Directors about audit principles and audit plans, and the state of audit enforcement and results, etc.

3. In addition to matters provided for by law, the Board of Corporate Auditors shall set the matters that the Directors and employees should report to the Board of Corporate Auditors pursuant to the system set out in paragraph 3, sub-paragraph 3) of the preceding Article by discussing these matters with Directors, and the Board of Corporate Auditors shall receive the reports.

Article 14.	(Reports to the Board of Corporate Auditors)

1. The Corporate Auditor shall report the state of their execution of duties on a regular basis and from time to time to the Board of Corporate Auditors and shall report when required by the Board of Corporate Auditors.

2. Any Corporate Auditor who has been reported to by the Independent Auditors, the Directors, or the employees of internal audit division, etc., shall report the same to the Board of Corporate Auditors.

3. The Board of Corporate Auditors may request reports from Independent Auditors, Directors, the employees of internal audit division, etc., when necessary.

4. In the case where any matter which is to be reported to the Board of Corporate Auditors has been notified to all of the Corporate Auditors by the Corporate Auditors, Independent Auditors, Directors or employees of internal audit division, etc., it shall be unnecessary to report such matters to the Board of Corporate Auditors.

Article 15.	(Measures to be Held for Reports)

1. The Board of Corporate Auditors shall make necessary investigations and implement measures appropriate to the situation, if any of the following has been reported:

1)	a report from the Directors to the effect that a fact likely to cause substantial detriment damage to the Company was detected;
2)	a report from the Independent Auditors to the effect that any misconduct Director with respect to the execution of his/her duties or any other material facts in violation of the provisions of laws or regulations or the Articles of Incorporation in conjunction with the execution of the duties of the Directors was detected; and
3)	a report from the Directors or employees concerning matters that have been decided to be reported after the consultation with the Directors in advance.

Article 16.	(Preparation of Audit Reports)

1. The Board of Corporate Auditors shall prepare the audit report of the Board of Corporate Auditors after deliberation based on the audit reports prepared by the respective Corporate Auditors.

2. In the case where there is any difference between the substance of the audit report made by the Board of Corporate Auditors and that of any of the Corporate Auditors, and the relevant Corporate Auditor requests to do so, the contents of the audit report of the relevant Corporate Auditor shall be indicated in the audit report of the Board of Corporate Auditors.

3. Each Corporate Auditor shall sign or affix his/her name and seal (or electronic signature) on the audit report of the Board of Corporate Auditors. Any full-time Corporate Auditor or any external Corporate Auditor shall indicate or record such title thereon.

4. In the case where the Company prepares consolidated financial statements, the provisions of the preceding three paragraphs shall be applied mutatis mutandis.

Article 17.	(Consent to Election of Corporate Auditors)

1. The following matters relating to election of the Corporate Auditors shall be determined by resolutions of the Board of Corporate Auditors:

1)	to consent to submitting a proposal for the election of the Corporate Auditors to a general meeting of shareholders;
2)	to request to include election of the Corporate Auditors in the purposes of a general meeting of shareholders; and
3)	to request to submit a proposal for the election of the Corporate Auditors to a general meeting of shareholders.

2. With respect to the election of alternate Corporate Auditors, the provisions of the preceding paragraph shall be applied mutatis mutandis.

Article 18.	(Consent to the Election of Independent Auditors, etc).

1. The following matters relating to election, dismissal or refusal to reelection of the Independent Auditors shall be determined by resolutions of the Board of Corporate Auditors:

1)	to consent to submitting a proposal concerning the election of Independent Auditors to a general meeting of shareholders;
2)	to consent to including the dismissal or refusal to reelection of Independent Auditors in the purposes of a general meeting of shareholders;
3)	to request to submit a proposal concerning the election of Independent Auditors to a general meeting of shareholders;
4)	to request to include the election, dismissal or refusal to reelection of Independent Auditors in the purposes of a general meeting of shareholders; and
5)	to elect any person to temporarily perform the duties of the Independent Auditors in case of a lack of such Independent Auditors.

2. The consent to the suitability regarding the reelection of Independent Auditors pursuant to Article 202 of the U.S. Sarbanes-Oxley Act shall be determined by resolution of the Board of Corporate Auditors.

3. The consent of all the Corporate Auditors to dismiss the Independent Auditors pursuant to any provisions of laws and regulations may be made after consultation at the Board of Corporate Auditors. In such case, a Corporate Auditor appointed by the Board of Corporate Auditors shall report on such dismissal and explain the reasons therefor at the first general meeting of shareholders to be held after such dismissal.

4. The consent in the preceding paragraph can be obtained in writing or electromagnetic files in urgent cases.

Article 19.	(Consent to Remuneration, etc., of Independent Auditors)

1. The consent to the remunerations, etc., of the Independent Auditors or temporary Independent Auditors shall be determined by resolution of the Board of Corporate Auditors.

Article 20.	(Consent to Partial Exemption of Directors from Liability)

1. The consent of all the Corporate Auditors to the following matters may be determined after consolutation at the Board of Corporate Auditors:

1)	to consent to submitting a proposal concerning partial exemption of Directors from liability to a general meeting of shareholders;
2)	to consent to submitting a proposal to a general meeting of shareholders concerning an amendment to the Articles of Incorporation to provide that the Board of Directors partially exempt Directors from liability by its resolution of the Board of Directors.;
3)	to consent to submitting a proposal to a general meeting of shareholders concerning partial exemption of Directors from liability pursuant to the provisions of the Articles of Incorporation to the meeting of the Board of Directors; and

4)	to consent to submitting a proposal to a general meeting of shareholders for an amendment to the Articles of Incorporation to provide that the Company may enter into an agreement with an external Directors for his/her partial exemption from liability.

2. In urgent cases, the consent set out in the preceding paragraph may be made in writing or in electromagnetic records.

Article 21.	(Consent to Company’s Participation in a Derivative Lawsuit)

1. The consent of all the Corporate Auditors to the Company’s participation in a derivative lawsuit to assist the defendant Director(s) may be made after consultation at the Board of Corporate Auditors.

2. In urgent cases, the consent set out in the preceding paragraph may be made in writing or in electromagnetic records.

Article 22.	(Deliberation on Execution of Duties of Corporate Auditors)

1. The Corporate Auditors may consult at the meeting of the Board of Corporate Auditors before their exercise of rights and execution of duties with respect to the following matters

1)	any explanation answering to the questions which any shareholder posed on the Corporate Auditors and notified prior to the general meeting of shareholders;
2)	any report to the Board of Directors and request to convene of a meeting of the Board of Directors, and any matters related thereto;
3)	any results of investigation with respect to the matters for resolution or the materials, etc., to be submitted to the general meeting of shareholders;
4)	any request for injunction against an act of the Director(s) which is outside the purposes of the Company or otherwise in violation of any law or regulation or the Articles of Incorporation;
5)	any statement at a general meeting of the shareholders with respect to the election, dismissal, resignation and remuneration of the Corporate Auditors;
6)	any matter concerning lawsuits between the Company and a Director; and
7)	any other matters including filing of lawsuits.

Article 23.	(Consultation on Remuneration)

1. Consultation for the remuneration of Corporate Auditors may be made at a meeting of the Board of Corporate Auditors when all the Corporate Auditors agree to hold such consultation.

Article 24.	(Minutes)

1. The Board of Corporate Auditors shall prepare the minutes of the meeting of the Board of Corporate Auditors containing the following matters, to which the Corporate Auditors shall sign or affix their names and seals (including electronic signatures):

1)	the date, time and venue of the meeting (including the method of attending the meeting in the case that any Corporate Auditor who is not physically present at the venue, or any Director or any Independent Auditor attends the meeting);
2)	the outline and results of the proceedings of the meeting;
3)	the outline of the substance of opinions or statements expressed at the meeting with respect to the following, if any: i) a report from any of the Directors to the effect that he or she has detected the fact which could cause material damage to the Company; and ii) a report from any of the Independent Auditors to the effect that he or she has detected any misconduct by a Director or any other material facts in violation of the provisions of laws, regulations or the Articles of Incorporation with respect to his or her execution of duties;
4)	the names of the Directors and Independent Auditors who attended the meeting of the Board of Corporate Auditors; and
5)	the name of the Chairman of the meeting.

2. In the case that any report to the Corporate Auditors is decided not to be required pursuant to Article 14, paragraph 4, the minutes describing the following matters shall be prepared:

1)	the substance of the matter, of which report to the Corporate Auditors is decided not to be required;
2)	the date on which such decision was made: and
3)	the name of the Corporate Auditor who engaged in preparation of the relevant minutes.

3. The Company shall keep the minutes set out in the preceding two paragraphs at the head office of the Company for ten (10) years.

Article 25.	(Administration Office)

1. The administration of the Board of Corporate Auditors including convocation and preparing the minutes of a meeting of the Board of Corporate Auditors and any other operational matters relating thereto shall be handled by the Corporate Auditor’s Office.

Article 26.	(Standards for the Audit of Corporate Auditors)

1. In addition to the matters provided by laws, ordinances, the Articles of Incorporation and these Regulations of the Board of Corporate Auditors, the matters concerning audits of the Board of Corporate Auditors and the Corporate Auditors are governed by the Regulations for the Audit of Corporate Auditors established by the Board of Corporate Auditors.

Article 27.	(Amendments and Abolishment)

1. Any amendment to or abolishment of these Regulations shall be made by the Board of Corporate Auditors.

Supplemental Provisions

These Regulations shall be effective as from June 27, 1994.

These Regulations shall be effective as from May 8, 1998.

These Regulations shall be effective as from June 24, 1998.

These Regulations shall be effective as from May 1, 2002

These Regulations shall be effective as from June 20, 2002

These Regulations shall be effective as from June 18, 2004

These Regulations shall be effective as from May 1, 2006

These Regulations shall be effective as from July 27, 2006

July 27, 2006

This is to certify that this copy is identical to the original.

NTT DoCoMo, Inc.

Shinichi Nakatani

Chairman of the Board of Corporate Auditors